Exhibit 5.1

[White & Case LLP Letterhead]

June 15, 2020

Hertz Global Holdings, Inc.

8501 Williams Road

Estero, Florida 33928

Ladies and Gentlemen:

We have acted as counsel to Hertz Global Holdings, Inc., a Delaware corporation (the “Company”), in connection with the offer, issuance and sale by the Company of shares of its common stock, par value $0.01 (the “Common Stock”) at a total aggregate price of up to $500,000,000 (the shares of Common Stock so sold, the “Shares”), pursuant to a Registration Statement on Form S-3, File No.333-231878 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on May 31, 2019, to effect the registration of the Shares under the Securities Act of 1933, as amended (the “Act”). The Registration Statement includes a base prospectus, dated June 12, 2019, as supplemented by the prospectus supplement, dated June 15, 2020 (together with the accompanying base prospectus, the “Prospectus”).

In connection with the opinions expressed herein, we have examined such documents, certificates, records, authorizations and proceedings and have made such investigations as we have deemed necessary or appropriate in order to give the opinion expressed herein. We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. We have further assumed that the Shares will be executed and countersigned by the transfer agent or registrar therefor and issued by the Company as contemplated in the Registration Statement.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares, when issued and delivered by the Company against payment therefor as contemplated in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the law of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Company relating to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

We assume no responsibility to update this opinion letter for, or to advise you of, any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances, regardless of whether or not they affect the opinions expressed herein. This opinion letter shall be understood and interpreted in accordance with the customary practice of lawyers in New York who regularly give, and lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinions in transactions of the type contemplated by this opinion.

We express no opinions other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,

/s/ White & Case LLP

 CJD/FHG/RB/TZ